Exhibit 21
                               Ford Motor Company

              SUBSIDIARIES OF THE REGISTRANT AS OF MARCH 15, 1998*
              ----------------------------------------------------

Organization                                          Jurisdiction
------------                                          ------------
Cadiz Electronica, S.A.                                  Spain
Carplastic S.A. de C.V.                                  Mexico
Ford Argentina S.A.                                      Argentina
Ford Automotive Holdings                                 England
    Ford Motor Company Limited                           England
    Jaguar Limited                                       England
Ford Brasil Ltda.                                        Brazil
Ford Capital B.V.                                        The Netherlands
Ford Electronics and Refrigeration Corporation           Delaware, U.S.A.
    Ford Electronics Manufacturing Corporation           Canada
Ford Enhanced Investment Partnership                     Michigan, U.S.A.
Ford Espana S.A.                                         Spain
Ford Export Services B.V.                                The Netherlands
Ford FSG, Inc.                                           Delaware, U.S.A.
    Associates First Capital Corporation**               Delaware, U.S.A.
      Associates Corporation of North America**          Delaware, U.S.A.
      ACONA B.V.**                                       The Netherlands
      AIC Corporation**                                  Japan
    Ford Motor Credit Company                            Delaware, U.S.A.
      The American Road Insurance Company                Michigan, U.S.A.
      Ford Credit Auto Receivables Corporation           Delaware, U.S.A.
      Ford Credit International, Inc.                    Delaware, U.S.A.
         Ford Credit Canada Limited                      Canada
         Ford Credit Europe plc                          England
      Primus Automotive Financial Services, Inc.         New York, U.S.A.
Ford Global Technologies, Inc.                           Michigan, U.S.A.
Ford Holdings, Inc.                                      Delaware, U.S.A.
    Ford Motor Land Development                          Delaware, U.S.A.
Ford International Capital Corporation                   Delaware, U.S.A.
Ford Investment Partnership                              Michigan, U.S.A.
Ford Italiana S.p.A.                                     Italy
Ford Motor Company (Austria) K.G.                        Austria
Ford Motor Company (Belgium) N.V.                        Belgium
Ford Motor Company of Canada, Limited                    Ontario, Canada
    Essex Manufacturing                                  Ontario, Canada
    Ford Motor Company of Australia Limited              Australia
    Ford Lio Ho Motor Company Ltd.                       Taiwan
Ford Motor Company (Japan), Ltd.                         Japan
Ford Motor Company, S.A. de C.V.                         Mexico
Ford Motor de Venezuela, S.A.                            Venezuela
Ford Nederland B.V.                                      The Netherlands
Ford Treasury Services Dublin                            Ireland
Ford Werke AG                                            Germany
Groupe Ford France SAS                                   France
    Ford Aquitaine Industrie SAS                         France
    Ford Ardennes Industrie SAS                          France
    Ford France Automobile SAS                           France
The Hertz Corporation                                    Delaware, U.S.A.
Transcon Insurance Limited

452   Other U.S. Subsidiaries
324   Other Non-U.S. Subsidiaries

* Subsidiaries are not shown by name in the above list if, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.
**Following the spin-off to the Registrant's shareholders of Associates First
  Capital Corporation on April 7, 1998, these companies will no longer be subsidiaries of the Registrant.